Exhibit 10.19

LOAN AND SECURITY AGREEMENT

(MOTOR VEHICLES)

This Agreement is made and entered into the day and year set forth below, by and between Sovereign Bank (“Sovereign”), a Federal savings bank, with its principal place of business at 1130 Berkshire Boulevard, Wyomissing, PA 19610, and the undersigned (“Borrower”), with its principal place of business as set forth below.

In consideration of the mutual promises contained herein and the money, if any, to be advanced hereunder by Sovereign, Sovereign and Borrower agree as follows:

1. Definitions. As used herein:

(a) “Advance(s)” means one or more loans or other advances made by Sovereign to Borrower under Section 2 hereof with respect to any specified Car(s) and Lease(s).

(b) “Car(s)” means any one or more motor vehicles that is acquired by Borrower, in whole or in part, with the proceeds of an Advance made under this Agreement, and all accessories, additions, attachments, replacements and substitutions therefor and additions thereto.

(c) “Cash Flow” has the meaning set forth in Section 1l(b) hereof.

(d) “Collateral” means all Cars and Leases of Borrower, whether now owned and existing or hereafter acquired, together with all rights (but not obligations) and claims of every nature relating thereto (including without limitation, claims under purchase options), all insurance on Cars and all rights of Borrower relating to security deposits posted by lessees and all sums payable in respect thereof and proceeds therefrom (including, but not limited to that portion of Lease proceeds considered as “Cash Flow” and any late charges or collection fees payable under any Lease), the foregoing in whatever form, including (but not limited to) cash, accounts and chattel paper, and all other property of Borrower now or hereafter in the possession of Sovereign, including (without limitaion) the Reserve (as defined in Section 4) and the Trust Account (as defined in Section 12).

(e) “Event of Default” has the meaning set forth in Section 13 hereof.

(f) “Guarantor(s)” means any one or more persons or entities executing a Guaranty.

(g) “Corporate Guarantor(s) means any one or more Guarantors that is a corporation.

(h) “Guaranty” or “Guaranties” means each guaranty agreement now or hereafter executed by a Guarantor in favor of Sovereign with respect to any of the Liabilities.

(i) “Individual Guarantors” means any one or more Guarantors who is an individual.

(j) “Instrument(s)” means any one or more of this Agreement, each Guaranty, each Loan Receipt and each of the various assignments, agreements, instruments and other documents creating or evidencing Sovereign’s interest in any collateral securing or intended to secure anyone’s obligations under any of the foregoing documents, and all reports, statements, certificates, schedules and other documents executed by the requisite person(s) pursuant to or in connection with any of the foregoing and accepted or delivered by or to Sovereign (whether prior to, on or from time to time after the date hereof).

(k) “Lease(s)” means any one or more lease agreements with respect to any Car(s), including (without limitation) any option granted to the Lessee(s) thereunder to purchase the Car at lease end or otherwise.

(l) “Lease Documents” means all instruments and documents (other than the Lease) executed by any Lessee in connection with any of the Leases.

(m) “Lessee” means any lessee under a Lease.

(n) “Liability” or “Liabilities” means all liabilities and obligations whether primary, secondary, direct, contingent, sole, joint, several or independent, due or to become due, or otherwise, or that may be hereafter contracted or acquired, of Borrower or any Guarantor to Sovereign under this Agreement or any Instrument in favor of Sovereign, including (without limitation) with respect to all Advances and other liabilities and obligations of Borrower under this Agreement, and all extensions, renewals and modification of any of the foregoing.

(o) “Loan Receipt” means each loan receipt, note or similar instrument executed by Borrower evidencing an Advance by Sovereign to Borrower under this Agreement, identifying the relevant Car and/or other Collateral and specifying the amounts and terms of repayment.

(p) “Material Adverse Effect” means any material and adverse effect upon (a) the assets, business, operations, properties or condition, financial or otherwise, of either Borrower or any Guarantor, individually or in the aggregate, (b) the ability of Borrower or any Guarantor, individually or in the aggregate, to make payment as and when due of all or any part of the Liabilities, or (c) the value or the enforceability of Sovereign’s security interest in any of the Collateral.

(q) “Obligor” means and includes, jointly and severally, Borrower, each Guarantor and each other present or future endorser, surety and guarantor of any of the Liabilities.

(r) “Prepayment Fee” means an amount equal to 1% of the present value of the remaining unpaid monthly installments due or to become due (including, without limitation, any “balloon” payment) under any Instrument evidencing an Advance, as of the date of prepayment, discounted at the “discount rate” utilized to calculate the original amount of the Advance provided by Sovereign with respect to said Instrument.

2. Advances. Borrower may, but is not obliged to request Sovereign to make an Advance, in an amount equal to all or part of the cost of a Car purchased or to be purchased by Borrower for lease to a Lessee. Each advance shall be evidenced by Loan Receipt signed by Borrower. Each Loan Receipt shall be subject to the terms of this Agreement. A default under this Agreement shall constitute a default under each Loan Receipt. All advances shall be at Sovereign’s sole discretion.

3. Security. As security for all Advances now or in the future made hereunder and all other Liabilities and extensions, renewals and changes thereof, Borrower hereby mortgages, pledges and assigns to Sovereign, and grants Sovereign a first priority purchase money security interest in, all of the Collateral. Sovereign may inspect and examine the Collateral at any time, wherever located.

4. Reserve. From each Advance that Sovereign makes to Borrower under this Agreement there shall be deducted (or, at Sovereign’s option, at the time of the Advance Borrower shall deliver and pledge to Sovereign) as a reserve such amount, if any, as may be satisfactory to Sovereign, which, with all similar deductions or sums delivered in connection with other Advances, shall constitute a single non-interest bearing reserve (the “Reserve”) that shall be retained by Sovereign as part of the Collateral securing all of the Liabilities. The Reserve need not be segregated but may be commingled with Sovereign’s general funds. If any Liability is not paid in full when due, by acceleration or otherwise, then in Sovereign’s sole discretion Sovereign may, but need not, charge the amount of such unpaid Liability against the Reserve, without notice to Borrower and whether or not Sovereign shall have taken any action with respect to any other Collateral or otherwise. Borrower shall continue to be liable for any deficiency for such Liability after the Reserve is so charged. Within a reasonable time (but not less than ninety (90) days) after payment in full of any Liability that is based upon a specific Advance under this Agreement, and provided no Event of Default is then continuing, Sovereign will release and pay to Borrower from the Reserve the amount withheld or delivered by Borrower at the time of such Advance, less any part of the amount that may have been applied by Sovereign toward the payment of any of the Liabilities. Upon payment in full of all the Liabilities, the balance then remaining in the Reserve, if any, shall be paid to Borrower, without interest.

5. Representations and Warranties: To induce Sovereign to enter into and/or accept this Agreement and the other Instruments to which it is a party and to make and continue the Advances to Borrower, Borrower and each of the Guarantors jointly and severally represents and warrants to Sovereign that:

(a) Organization, Powers, Etc. Each of Borrower and each Corporate Guarantor: (i) is duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has the power and authority to carry on its business as now conducted and to own or hold under lease the assets and properties it purports to own or hold under lease; (iii) is duly qualified, licensed or registered to transact its business and in good standing in every foreign jurisdiction in which failure to be so qualified, licensed or registered could have a Material Adverse Effect; (iv) has the power and authority to execute and deliver this Agreement and each of the other Instruments to which it is or will be a party, and to perform all of its obligations hereunder and thereunder; (v) conducts its business exclusively under the name and has its chief executive office and principal place of business at the address set forth below, as the case may be; and (vi) is a privately owned corporation, all of the securities of which are owned by the persons and in the amount listed in documentation delivered by Borrower to Sovereign contemporaneously with its execution of this Agreement, and were purchased in transactions in compliance with and exempt from registration under the Securities Act of 1933, as amended, and other applicable laws. Each of the Individual Guarantors has the capacity to execute and deliver this Agreement and each of the Instruments to which he is or will be a party, and to perform all of his obligations hereunder and thereunder.

(b) Authorization, Conflicts and Validity. The execution and delivery by Borrower and each Guarantor of this Agreement and each of the other Instruments to which it or he is or will be a party, and the performance by Borrower and each Guarantor of all of its or his obligations thereunder: (i) in the case of Borrower and each of the Corporate Guarantors, have been duly authorized by all requisite corporate action; (ii) will not violate or be in conflict with (a) any term or provision of applicable law (including, without limitation, any applicable usury or similar law), (b) any judgment, order, writ, injunction, decree or consent of any court or other judicial authority, (c) in the case of Borrower and each Corporate Guarantor, any term or provision of its respective certificate of incorporation or by-laws, including any amendments thereto, or any resolution with continuing effect adopted by its Board of Directors or shareholders, or (d) in the case of Borrower and each Corporate Guarantor, any term or provision of any shareholders’ agreement or trust respecting securities issued by it or any related rights; (iii) will not violate, be in conflict with, result in a breach of or constitute a default (with or without the giving of notice or the passage of time or both) under any instrument, indenture, agreement or other obligation to which it or he is a party or by which it or he or any of its or his assets and properties is or may be bound or subject; and (iv) except as specifically contemplated by this Agreement or any other Instrument, will not result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of its or his assets and properties. The execution and delivery by Borrower and each Guarantor of this Agreement and each of the other Instruments to which it or he is or will be a party, and the performance by Borrower and each Guarantor of all of its or his respective obligations thereunder, are legal, valid and binding obligations of Borrower and each Guarantor, as the case may be.

(c) Consents, Etc. No consent, approval or authorization of, or registration, declaration or filing with, any governmental authority or other person (including, without limitation, the shareholders of Borrower or any Corporate Guarantor) is required as a condition precedent, concurrent or subsequent to or in connection with (i) the due and valid execution, delivery and performance by Borrower or any Guarantor of this Agreement or any other Instrument to which it or he is or will be a party, or (ii) the legality, validity, binding effect or enforceability of any of their respective representations, warranties, covenants and other terms and provisions, except for any consents, approvals and authorizations that have already been obtained (copies of which have been forwarded to Sovereign) and the filing of the UCC-1 financing statements, which filings have not been made but have been executed by Borrower and delivered to Sovereign. Each franchise, license, certificate, authorization, approval or consent from any governmental authority material to the present conduct of the business and operations of Borrower or any

Corporate Guarantor, or required for the acquisition, ownership, improvement, operation or maintenance by it of any material portion of the Collateral and all other assets and properties it now owns, operates or maintains or will own, operate or maintain, has been obtained and validly granted, is in full force and effect and constitutes valid and sufficient authorization therefor.

(d) Litigation. There are no civil or criminal actions, suits, investigations or proceedings (whether or not purportedly on behalf of Borrower or any Guarantor) pending or, to the best knowledge of Borrower or of any Guarantor, threatened or contemplated at law, in equity, in arbitration or by or before any other authority involving or affecting: (i) Borrower or any Guarantor; (ii) the Liabilities; (iii) any of the Collateral; or (iv) any of the transactions contemplated in this Agreement and the other Instruments; nor, to the best knowledge of Borrower or any Guarantor, is there any basis for the institution of any such civil or criminal action, suit, investigation or proceeding. Neither Borrower nor any Guarantor is in default with respect to any judgment, order, writ, injunction, decree or consent of any court or other judicial authority.

(e) Absence of Defaults and Certain Agreements. No act or event has occurred and is continuing that violates, is in conflict with, results in a breach of or constitutes a default (with or without the giving of notice or the passage of time or both) under (i) this Agreement or any other Instrument, (ii) any other instrument, indenture, agreements or other obligation to which Borrower or any Guarantor is a party or by which it or he, any of the Collateral or any of its or his other assets and properties is or may be bound or subject, (iii) any term or provision of the certificate of incorporation or by-laws of Borrower or any Corporate Guarantor, including any amendments thereto, or any resolution with continuing effect adopted by the Board of Directors or shareholders of Borrower or any Corporate Guarantor, or (iv) any term or provision of any shareholders’ agreement or trust respecting securities issued by Borrower or any Corporate Guarantor or any related rights. Neither Borrower nor any Guarantor is a party to any such other material instrument, indenture, agreement or other obligation or subject to any charter or other restriction that could have or has had a Material Adverse Effect.

(f) Compliance with Applicable Laws. Borrower, each Guarantor and each Lease is in compliance with and conforms to all applicable laws, the non-compliance with or violation of which could have a Material Adverse Effect.

(g) Payment of Debts and Taxes.

(i) All required tax returns have been filed with the appropriate taxing authorities with respect to the operations, assets and properties of Borrower and each Guarantor, except to the extent that (a) extensions of time to make such filing have been duly granted by the appropriate taxing authorities and those extensions have not expired, or (b) payment is not yet required; and Borrower and each Guarantor has paid or caused to be paid all taxes shown on those returns to the extent due.

(ii) Borrower and each Guarantor is current in its payment of material debts and performance of obligations (other than taxes) except to the extent payment or performance is not yet required.

(h) Collateral.

(i) Borrower is the holder and legal beneficial owner of, and has good title to, all of the Collateral. Borrower has full corporate power and authority and the unconditional right to grant to Sovereign the security interests respecting the Collateral contemplated in this Agreement and the other Instruments. Sovereign has legal, valid, binding, enforceable and first priority purchase money perfected security interests in and to the Collateral pursuant to this Agreement and the other Instruments except for the rights of Lessees under the Leases. No part of the Collateral is subject to any security interest, mortgage, lien or other encumbrance or any adverse claim of any kind whatsoever, except (A) those in favor of Sovereign, and (B) the rights of Lessees under the Leases.

(ii) There are no claims of third parties that would prevent any assignee or purchaser of all or any portion of the Collateral from receiving any payments, distributions and proceeds with respect thereto, if any, without any defense, counterclaim, setoff, right of recoupment, abatement or other claim or determination whatsoever.

(iii) All of the Cars currently are operated, maintained and insured in accordance with the terms of the Lease Documents.

(iv) Borrower has full possession and control of all of the tangible Collateral, and all of the Collateral is located (or in the case of accounts and general intangibles are deemed to be located) at the address of Borrower set forth below, except for (i) the Cars physically in possession of the Lessees, and (ii) items in transit or physically held by Sovereign or its designee.

(v) Each of the Leases is valid, binding and enforceable in accordance with its respective terms, all sums payable thereunder are payable in the amounts and at the times stated therein without defense, offset or counterclaim, and no part thereof has been prepaid, released or modified, or encumbered or disposed of by Borrower, any Guarantor or any Lessee any and all sums of money previously paid by any Lessee as prepayments, down payments, advance lease payments or deposit of security has been fully disclosed to Sovereign; the Leases have been duly assigned to Sovereign, all advances are secured by a first priority purchase money security interest in the Cars in the name of Sovereign, and do not contain any term or provision that would prohibit the assignment to Sovereign; the Leases have all been delivered to Sovereign and all such leases are the sole originals, duly authorized and executed by the Lessees, are the entire agreement between Borrower and the Lessees, have not been modified, cancelled or waived in any respect, and none of the Borrower’s rights thereunder have been released, modified, encumbered or disposed of; and the Leases are in full force and effect and none of the Lessees is in default thereunder; the Lease Documents delivered to Sovereign are the sole originals, duly authorized and executed by bona fide, legally competent Lessees about whom neither Borrower nor any Guarantor has any adverse credit information (other than information previously disclosed to and acknowledged in writing to Sovereign) are together with the Leases the entire agreement with each Lessee relating to the Leases covered thereby, have not been modified, cancelled or waived in any respect, do not contain any term or provision that would prohibit the assignment to Sovereign, and none of the rights of Borrower thereunder have been released, modified, encumbered or disposed of; any consent, approval, authorization of, or registration, declaration or filing with, any governmental authority (federal, state or local, domestic or foreign) required in connection with the execution, delivery or performance of any Lease Document by any Lessee has been obtained; in the event a Lease Document shall be construed as a security agreement, Borrower holds a first priority perfected security interest in the Cars has been covered thereby by Sovereign’s possession of the original certificates of title which has been duly assigned in blank; Sovereign’s security interest in the Cars is duly noted on the certificate of title for each Car, the Least Documents are in full force and effect and no Lessee is in default thereunder; the Lease and the Lease Documents comply with all applicable state, federal and local laws and regulations; and all financial and credit information that Borrower has furnished to Sovereign, whether relating to Borrower, any Guarantor, is, and all such information that Borrower may at any time furnish to Sovereign will be true, complete and not misleading in all material respects.

(vi) All credit and financial information relating to the Lessees and heretofore supplied to Sovereign as of the date hereof is true, complete and accurate in all material respects.

(vii) The original certificates of title with respect to each Lease and each Car are held by Sovereign. Such certificates of title state that the Lessor is the sole owner of each Car and Sovereign is the sole lienholder. The original certificates of title and any related motor vehicle bureau form have been delivered by Borrower to Sovereign.

(viii) All unpaid balances on the Leases against which an Advance is made pursuant hereto, are valid indebtedness arising from the Leases and the other Lease Documents, and will be payable in the amounts and at the times stated therein, and there exists no default or event that, with the giving of notice or the passage of time or both, would constitute a default under any of the Lease Documents and, as of the date on the respective Advance, none of the Lease payments are past due.

(ix) Any and all sales, gross receipts, use or other taxes applicable to or arising out of the Leases and the acquisition of the Cars, or the proceeds thereof, are current and have been paid by Borrower to the appropriate tax authority.

(x) None of the Cars are or have been the subject of repossession by any prior lessor under the Leases or Borrower or are or have been “off lease” or are or have been subject to a lease with Borrower whose term has expired or been terminated for any reason.

(xi) Each Car is covered by insurance as required under the Leases, such insurance is in full force and effect, and has not lapsed or been cancelled by the insurer or any of the Lessees, and no insurance claims are pending with respect thereto.

(xii) To the best knowledge of Borrower, there is no existing, proposed or contemplated plan, study or effort by any governmental authority or other person that in any way affects or would affect the continued authorization of the present or contemplated ownership, financing, use or operation of the Cars or the Leases, or that could or will result in any tax or other charge being levied or assessed against, or in the creation of any lien upon, any part of the Cars or the Leases.

(i) Relationship of Borrower and Guarantors. Borrower is engaged in the business of owning, developing, administering and purchasing loan and lease portfolios and of providing the required services and other facilities for those operations. Each of Borrower and the Guarantors expects to derive financial and other benefit, directly or indirectly, in return for undertaking their respective obligations under this Agreement, the Guaranties and the other Instruments, both individually and as a member of the integrated group.

(j) No Misrepresentation by Borrower. No representation or warranty of Borrower made or contained in this Agreement or any other Instrument and no report, statement, certificate, schedule or other document or information furnished or to be furnished by or on behalf of Borrower in connection with the transactions contemplated by this Agreement and the other Instruments contains or will contain a misstatement of a material fact or omits or will omit to state a material fact required to be stated therein in order to make it, in the light of the circumstances under which made, not misleading.

(k) No Misrepresentation by Guarantors. No representation or warranty of any Guarantor made or contained in any Guaranty or any other Instrument and no report, statement, certificate, schedule or other document or information furnished by or on behalf of any of such Guarantor in connection with the transactions contemplated by this Agreement, any Guaranty and the other Instruments contains or will contain a misstatement of a material fact or omits or will omit to state a material fact required to be stated therein in order to make it, in the light of the circumstances under which made, not misleading.

6. Additional Covenants. Borrower shall: (a) at Borrower’s own expense, perform promptly and fully all of Lessor’s obligations under Leases; (b) pay the Liabilities when due; (c) use the proceeds of all advances solely for the purchase of the Cars (and the lease thereof if subject to a Lease when such Car is acquired by Borrower); (d) furnish to Sovereign an original dealer’s invoice for all Cars, against which Sovereign intends to make an advance, showing the true and correct invoice price thereof (the “Invoice Price”) and all applicable rebates, dealer holdback and similar amounts; (e) not modify any Lease or sell or encumber any Car or permit its removal to another state without Sovereign’s prior written approval; (f) cause all Cars to be duly registered and licensed; (g) give Sovereign prompt notice of any dispute or claim relating to any of the Collateral; (h) keep proper records and books of account regarding the Collateral, mark such books and records to show Sovereign’s security interest and make same available for Sovereign’s inspection and copying at reasonable times; (i) deliver to Sovereign, within 90 days after the end of the respective fiscal years of Borrower and each Guarantor, financial statements and tax returns of Borrower and each Guarantor; (j) furnish such information regarding the Collateral and Borrower’s and each

Guarantor’s financial condition and operations, and execute and deliver such further documents, as Sovereign may reasonably request from time to time; (k) defend the Collateral against any and all claims and demands of all persons at any time claiming the Collateral or any interest therein; (1) not permit the Collateral to be used in violation of any applicable statute, regulation or ordinance; and (m) deliver to and deposit with Sovereign the original executed Leases.

7. Insurance. Borrower shall cause each Lessee under a Lease to obtain and maintain insurance on and with respect to the Car subject to a Lease in amounts not less than full insurance value thereof against loss, damage, fire, theft and such other risks as Sovereign may require, with such deductible amounts, and with such companies and under such policies and in such form and for such periods as may be satisfactory to Sovereign. Each policy of insurance shall provide: (a) by New York Standard or Union Standard endorsement, that loss thereunder and proceeds payable thereunder shall be payable to Sovereign as Sovereign’s interest may appear; and (b) for not less than ten (10) days prior written notice to Sovereign of cancellation or modification thereof. Sovereign may apply the proceeds of any insurance toward payment of any of the Liabilities, whether due or not, in such order of application as Sovereign may determine. Whether or not an Event of Default has occurred and is continuing hereunder, Sovereign may act as attorney-in-fact for Borrower in obtaining, adjusting, settling and cancelling such insurance and endorsing any drafts. If Sovereign so requests, each policy of insurance shall be delivered to and deposited with Sovereign.

8. Reliance, Exculpation and Indemnification.

(a) Sovereign shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or other communication (which to the extent permitted hereunder may be by telecopy or telephone) reasonably believed by Sovereign to be genuine and to have been signed, sent or made by the proper person or persons, and upon opinions and advice of legal counsel (including, without limitation, counsel for Borrower), independent public accountants and other experts selected by Sovereign. Sovereign shall be entitled to rely, and in entering into this Agreement and the other Instruments in fact has relied, upon the representations, warranties and other information respecting Borrower and the Guarantors contained in this Agreement and the other Instruments notwithstanding any investigation, analysis or evaluation that may have been made or from time to time may be made by Sovereign or its designees of all or any part of the assets, business, operations, properties or condition (financial or otherwise) of Borrower, the Guarantors or any other person.

(b) Sovereign and its directors, officers, employees, attorneys and agents, shall not incur any liability for acts and omissions arising out of or related directly or indirectly to this Agreement, any other Instrument, any Collateral, or the Advances, or the application of any proceeds thereof; and Borrower hereby expressly waives any and all claims and actions against Sovereign and its directors, officers, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances. The preceding general exculpation is in addition to and shall not limit or otherwise affect (or be deemed to construed or limit or otherwise affect) any waiver, consent, acknowledgment, agreement or other term or provision of this Agreement or any other Instrument.

(c) Borrower and each Guarantor, jointly and severally, hereby indemnifies and holds Sovereign, its successors and assigns, and their respective directors, officers, employees, attorneys and agents, harmless on demand and (at the request of Sovereign) defend at the expense of Borrower with counsel selected by Sovereign, from all claims, suits, damages or losses (including, without limitation, attorneys’ fees and expenses) sustained by any of Sovereign, its successors and assigns, and their respective directors, officers, employees, attorney and agents and arising directly or indirectly from or relating to: (i) any breach of any representation, warranty or covenant contained in this Agreement, any Instrument or Lease; (ii) the enforcement of any right or remedy under this Agreement, any Instrument or Lease; or (iii) any Collateral, including (without limitation) any Lease, the breach of any Lease by Borrower or any Lessee, or arising directly or indirectly from the use or operation of any Car, including (without limitation) the design, manufacture, purchase, installation, delivery, repair, replacement or condition of any Car and irrespective of whether any defects claimed are latent or discoverable by Borrower or any Lessee, any and all loss or damage to a Car, any failure by Borrower or any Lessee to comply in any respect with any law applicable to a Car or any Lease or the violation by Borrower or any Lessee of any law.

(d) If Borrower fails to perform hereunder or under any Lease, then in addition to any other right Sovereign may have, in Sovereign’s discretion, Sovereign may but need not perform on Borrower’s behalf, and in that event Borrower will pay Sovereign on demand all costs and expenses incurred by Sovereign, with interest at the highest legal rate then permitted by applicable law.

9. Delinquent Leases. If any Lease is in default for more than sixty (60) days, or Borrower cannot give Sovereign on request the location of a Lessee or of a Car, or if a Car is returned or repossessed or ceases to be held by a Lessee for any reason, then Borrower will promptly notify Sovereign and pay Sovereign on demand the then unpaid balance of the Liabilities in respect of such Car or Lease (including, without limitation, all unpaid late charges due under the Lease), less Sovereign’s unearned interest thereon but plus the Prepayment Fee. Upon receipt of payment in full, and provided no Event of Default is then continuing, Sovereign will release Sovereign’s security interest in such Car and Lease. Borrower shall not pay, directly or indirectly, any sum payable by the Lessee under a Lease or provide a Lessee with funds to make such payment for the purpose or with the result, intended or not, of concealing or preventing a default by the Lessee.

10. Interest on Late Payments. If any amount payable on any of the Liabilities is not paid in full when due, then Borrower will pay interest on such delinquent payment, from its due date until it is paid in full, at Sovereign’s prime rate plus 2.5% (“prime rate” means a floating annual rate of interest that is designated from time to time by Sovereign as the “prime rate” and is used by Sovereign from time to time as a reference base with respect to different interest rates charged to borrowers. The rate of interest payable hereunder shall change simultaneously and automatically upon Sovereign’s designation of any change in such referenced rate and Sovereign’s determination and designation from time to time of the referenced rates shall not preclude Sovereign from making loans to other borrowers at a rate which is higher or lower than, or different from, or does not refer to the referenced rate).

11. Collections, Collateral.

(a) Borrower irrevocably authorizes Sovereign, both before and after an Event of Default to: (i) enforce the Leases and claims against Lessees and others and adjust and settle insurance claims and collect all sums due and to become due in respect thereof, at such times, by such means and on such terms and conditions, as Sovereign may in Sovereign’s discretion deem advisable; (ii) endorse Borrower’s name on and collect checks and other instruments representing payments; and (iii) receive and open mail relating to the Cars and/or Leases. All sums collected by Sovereign, after deducting Sovereign’s collection expenses (including attorney’s fees), may be applied in Sovereign’s sole discretion, toward the payment of any of the Liabilities at such time as Sovereign may determine, and until so applied shall be held by Sovereign as part of the Collateral. Upon payment in full of all Liabilities the balance, if any, then held by Sovereign shall be remitted to Borrower. Sovereign shall not be obliged to exercise all or any of the foregoing authority, and shall have no liability for exercising or refraining from exercising, or for the manner of exercising, any authority.

(b) Without limiting the foregoing provisions, it is contemplated but not required that provided no Event of Default is continuing, sums collected by Sovereign, after deducting Sovereign’s collection expenses, if any, may be applied as follows:

(i) to the payment of the Liabilities relating to the Cars or Leases in respect of which such sums were received, due at the time or becoming due in the month in which such sums are received by Sovereign;

(ii) the balance, if any, remaining at the end of each month (sometimes referred to as the “Cash Flow”) may be remitted to Borrower on or about the 10th of the following month.

Borrower and Sovereign hereby expressly acknowledge that “Cash Flow” as described above (i) constitutes part of the Collateral as described in this Agreement, (ii) Sovereign, in its discretion, may retain possession of any Cash Flow and hold same in a non-interest bearing co-mingled account, and (iii) Borrower has no right of offset against any monies owed Sovereign in the event Sovereign does not release Cash Flow but retains possession of same.

12. Trust Accounts. Sovereign and/or Borrower may, from time to time, deposit or credit to a trust account or accounts maintained at Sovereign or, at Sovereign’s election, one or more other banks or other financial institutions by Borrower for the sole benefit of Sovereign (the “Trust Account”) the following: (a) proceeds of Advances made to Borrower for purposes of acquiring Cars; and (b) such other sums as Sovereign may determine in its sole and absolute discretion, as provided below. Borrower shall use the Trust Account solely for the purposes and subject to the provisions of this subparagraph. All sums deposited or credited to the Trust Account shall be trust funds held by Borrower for disbursement as follows: (i) proceeds of Advances shall be disbursed in full only to the person, firm or corporation from which Borrower purchases the Cars in respect of which the Advance is made in an amount not exceeding the Invoice Price of such Cars; (ii) taxes shall be disbursed, in full, only to the appropriate federal, state or local taxing authority at the time and in the manner required by law; and (iii) any other sums which Sovereign may deposit or credit, which sums are specified by Sovereign to be used for payment to a named person, firm, corporation or agency of any federal, state or local government, shall be disbursed only in accordance with Sovereign’s instructions. All sums deposited or credited by Sovereign to the Trust Account shall be and remain segregated and apart from Borrower’s funds on the books and records of Borrower, whether or not any of Borrower’s funds are commingled by Borrower or Sovereign with any funds in the Trust Account.

13. Events of Default. The happening of any of the following events and the continuance thereof unremedied for the grace period specified, if any, is referred to herein as an “Event of Default”: (a) default in payment of any of the Liabilities that remains unpaid for at least five (5) days after such payment is due; (b) Borrower or any Guarantor shall fail to pay (after any applicable grace period) any other indebtedness to Sovereign or any other party when due, or any default (after any applicable grace period) under any agreement or instrument relating to any such indebtedness shall occur if the effect of such default is to accelerate or permit the acceleration of the maturity of such indebtedness; (c) breach of any warranty, covenant or other agreement made by Borrower herein or in any Instrument or other document at any time delivered to Sovereign, not remedied within ten (10) days after notice (provided, however, that such notice and cure period shall not be applicable to a misrepresentation); (d) the insurance on any Car is cancelled and not reinstated or replaced before the effective date of cancellation; (e) any Obligor makes an assignment for creditors, or a receiver or similar officer is appointed for an Obligor or any of any Obligor’s property, and not removed within thirty (30) days if appointed without the Obligor’s consent, or if a proceeding under any bankruptcy, reorganization, or insolvency statute is commenced by or against an Obligor, and not discontinued within thirty (30) days if commenced without the Obligor’s approval or consent; (f) Borrower or any Guarantor suspends, discontinues or changes the nature of its or his business to a material extent, or dissolves, or disposes of all or a substantial part of its or his assets or business, or its or his management changes materially; (g) any proceeding supplementary to a judgment against an Obligor is commenced against Sovereign; (h) if any judgment is entered against Borrower or any Guarantor, or any levy, attachment or execution is made against the Cars or the Leases in any amount or against any other property, or if any proceeding supplementary to a judgment against Borrower or any Guarantor is commenced; (i) if Borrower or any Guarantor fails to withhold, collect or remit when asserted or due any sales, use or other tax, assessment or other sum due with respect to any Car or any other security for any of the Liabilities; (j) if any Individual Guarantor dies or becomes physically incapacitated; (k) if any material change of ownership, control or management of Borrower or any Corporate Guarantor shall occur; (1) if (in the sole opinion of Sovereign) any material adverse change shall occur in the condition or affairs, financial or otherwise, of Borrower and any Guarantor, individually or in the aggregate, or if any material portion of the Cars or the Leases is (in the sole opinion of Sovereign) unsafe or at any risk; (m) if a filing or issuance of a notice of lien or levy for taxes occurs against Borrower or any Guarantor and such lien and/or levy is not satisfied, stayed, bonded and/or paid within ten (10) days of such notice; (n) if there is a sale of the business or assets of Borrower or any Corporate Guarantor, without the prior written consent of Sovereign, except in the ordinary course of business; (o) the institution of any criminal action, suit, investigation or proceeding (whether or not purportedly on behalf of Borrower or any of the Guarantors) involving or affecting

Borrower or any Guarantor; (p) if any of the foregoing shall occur as to, by, or against any maker, endorser, guarantor, surety, accommodation party or other person liable upon or for any of the Loan Instruments, Liabilities or Leases or other Collateral; and/or (q) there shall occur any event or events that (individually or in the aggregate with any other event(s)) could have or has had a Material Adverse Effect, as determined by Sovereign in its good faith judgment.

14. Remedies: At any time after the occurrence of any Event of Default, all of the Liabilities shall (unless Sovereign otherwise elects) become forthwith due and payable without further notice or demand, and without limiting any rights, remedies or authority Sovereign may have before an Event of Default, Sovereign shall have and may exercise against Borrower and others and with respect to any Collateral all the rights and remedies granted under the Uniform Commercial Code and the Uniform Vehicle Certificate of Title Act (whether or not either is in effect in the jurisdiction where the rights and remedies are asserted), and such other rights and remedies as are provided under any other statute, hereunder, by any other agreement, or by law, and in addition but without limitation and without impairing Borrower’s obligations, in Sovereign’s discretion Sovereign may but need not: (i) enforce, compromise, extend, modify or discharge any Lease and any claim relating to a Lease or Car, collect all sums payable with respect thereto and grant any indulgence or allowance to a Lessee or other party as Sovereign may deem advisable; (ii) exercise any right granted under a Lease, including but not limited to the right of termination on the Lessee’s default, and enter into a new lease for the Car covered by such Lease; and (iii) repossess without notice, and after or without repossession sell or otherwise dispose of all or any Cars, Leases or other Collateral at one or more public or private sales or other dispositions on at least five (5) days notice to Borrower of any public sale or of the time after which a private sale or other disposition may be made (which notice Borrower acknowledges is reasonable), without advertisement or other notice, at such times and places, at wholesale or retail, for cash or on credit, on such terms and for such consideration as Sovereign may deem advisable. At any public sale Sovereign may be the purchaser, free of any equity of Borrower, which Borrower hereby waives. Sovereign may require Borrower to assemble any or all Collateral and make it available at a place designated by Sovereign, reasonably convenient to Sovereign. Borrower irrevocably authorizes Sovereign to execute in Borrower’s name such titles, registration transfers and other documents as Sovereign may deem advisable in connection with the sale, lease or other disposition of Collateral. The net proceeds realized from any such sale, lease or other disposition or the exercise of any other remedy, after deducting all expenses relating thereto, including but not limited to the costs of repossessing, storing and repairing Cars, commissions payable in connection with any new lease or sale, and reasonable attorney’s fees and expenses if an attorney is consulted, shall be applied toward payment of the Liabilities, in such order and amount as Sovereign may determine, with Borrower and the Guarantors to remain liable for any deficiency and to be entitled to any surplus.

15. Prepayment: With respect to any Instrument executed before, on or after the date hereof, in the event of (a) a prepayment by the Borrower of its liabilities for any reason, or by any means, including (a) prepayment resulting from (i) the voluntary prepayment by the Lessee of its obligations under its respective Lease or (ii) an acceleration of the rentals under a Lease upon the occurrence of an event of default or total casualty event under the Lease, or (b) any prepayment resulting from an acceleration of the maturity of the Liabilities of the Borrower under Section 14(b) hereof upon the occurrence of any Event of Default, Borrower shall pay to Sovereign, as compensation for the costs of Sovereign having made funds available under this Agreement and for loss of bargain agreed upon by the parties and not as a penalty, an amount equal to the present value of the remaining unpaid monthly installments and all other amounts due and to become due (including, without limitation, any “balloon” payment) under the applicable Instrument evidencing an Advance as of the date of prepayment, discounted at the “discount rate” utilized to calculate the original amount of the Advance provided by Sovereign with respect to said Instrument plus the Prepayment Fee. Unless expressly provided in this paragraph or in an Instrument, Borrower shall not have the right to voluntarily prepay any, or all, of the Liabilities.

16. Waiver of Automatic Stay. Borrower hereby waives all benefits of Section 362(a) Title 11 of the United States Code (the “Bankruptcy Code”) in any case (a “Bankruptcy Case”) voluntarily filed by the Borrower under Section 301 of the Bankruptcy Code or filed by a third party against the Debtor under Section 303 of the Bankruptcy Code. Borrower consents that in a Bankruptcy Case, Sovereign shall be entitled to immediate relief from the automatic stay provided by Bankruptcy Code Section 362(d) (the “Automatic Stay”), and Borrower further consents that Sovereign may act in either of the foregoing manners:

(i) Sovereign may pursue the remedies provided in this Agreement, without requesting entry in a Bankruptcy Case of an order granting it relief from the Automatic Stay, and Borrower shall not oppose any such action taken by Sovereign, through Borrower’s attempting to enforce the provisions of Bankruptcy Code Section 362(a) (which provisions are subject to waiver) or otherwise; and

(ii) Sovereign may file a motion for relief from the Automatic Stay (“Stay Relief Motion”) with the court presiding over a Bankruptcy Case and Borrower agrees not to oppose any such Stay Relief Motion, and further consents to the entry of an award sanctioning Borrower (for filing a bad faith pleading) in the event that, notwithstanding the foregoing, Borrower opposes a Stay Relief Motion.

17. Costs and Expenses. Borrower will pay all costs and expenses associated with any advance under this Agreement and the exercise, enforcement and/or protection of any rights by Sovereign under this Agreement, including (without limitation) attorneys’ fees and expenses (including, without limitation, attorney’s fees and expenses on appeal or in any bankruptcy case or proceeding and whether or not a lawsuit is instituted), any documentary stamp taxes, and any filing or recording fees. All such costs and expenses shall come within the term “Liabilities” and shall be payable on demand.

18. Truth in Leasing Disclosure, Etc. Borrower will comply in all material respects with any and all applicable federal, state and local laws and regulations relating to any Lease, any credit application with respect thereto or any Car. In furtherance, but not in limitation of the foregoing, Borrower shall have full and sole responsibility for making any disclosures required by Regulation “M” under the federal Truth-in-Lending Act, as amended, any comparable state law or regulation, or any federal or state law or regulation on this subject hereafter effective with respect to any Lease. Only Borrower shall be liable for any breach or failure in connection with such disclosure. Borrower represents and warrants that Borrower will comply in all respects with such laws and regulations. There shall be no responsibility or liability on Sovereign’s part to make any such disclosures or for Borrower’s failure to make same or the incorrectness or incompleteness of any disclosure Borrower may make. Borrower hereby indemnifies and holds Sovereign, its officers, directors, employees and agents harmless from any claim arising out of or in connection With any breach or failure in connection with such disclosure. Borrower shall have the responsibility to deliver directly to each lessee applicant any adverse action notice sent by Sovereign in care of Borrower within the applicable time period required by Regulation “B” of the Equal Credit Opportunity Act as amended and any comparable state law or regulation on this subject hereafter effective. Borrower shall be liable for any failure to deliver any adverse action notice as required herein. Borrower shall have full and sole responsibility for accessing, paying and remitting any Federal Luxury Car Excise Tax or other tax of any sort, other than taxes on Sovereign income (the “Tax”), due or to become due relating to any Cars and indemnifies and holds Sovereign, its officers, directors, employees and agents harmless from any loss, damage, cost or expense arising from its failure to comply with the requirements set forth herein.

Borrower agrees to deliver to Sovereign such evidence or payment of the Tax as may be available, including, but not limited to, copies of checks remitted by relevant “lessees” reimbursing Borrower for payment of the Tax. Further, Borrower agrees to make available for Sovereign’s inspection and copying at reasonable times its quarterly Federal Excise Tax returns (including IRS Form 720).

20. Notice. Any notice, request, approval or demand provided for herein shall be in writing and deemed effectively given or made when mailed by registered or certified mail, return receipt requested, addressed to Sovereign at Sovereign’s address stated above and to Borrower at the address stated above, or such other address as either party may hereafter designate for itself by similar notice, or when actually received if given or made in any other manner.

21. Miscellaneous. Borrower authorizes Sovereign to file financing statements without Borrower’s signature with respect to Collateral and take any and all other steps necessary to perfect, preserve and enforce Sovereign’s security interest and other rights, but Sovereign has no obligation to do so or to perfect or renew Sovereign’s security interest. Borrower authorizes Sovereign and appoints Sovereign as Borrower’s attorney-in-fact (which appointment is coupled with an interest and is irrevocable), and any employee of Sovereign individually, to execute in Borrower’s name and file or deliver any financing statement or amendment thereto, continuation statement, notice, form or document and take any other action Sovereign may deem necessary or advisable to record, note or perfect Sovereign’s security interest in any Car or any other Collateral. Nothing contained herein or in any other document and no action taken by Sovereign shall be deemed an assumption by Sovereign of any obligation under any Lease or with respect to any Car. Sovereign shall have no obligation to repair, insure, register or license any Car. Borrower waives demand, protest and notice of default and dishonor with respect to Leases and collections and the Instruments. Borrower will not assert against any assignee of Sovereign any defense, offset or counterclaim that might be asserted against Sovereign. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture or agency relationship between Borrower and Sovereign. No provision hereof and no right or remedy of Sovereign may be waived except in writing signed by Sovereign. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE COMMON-WEALTH OF PENNSYLVANIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OR CHOICES OF LAWS. This Agreement may not be changed or terminated orally, shall be binding upon and inure to Sovereign and Borrower and their respective successors and assigns, and shall not be deemed for the benefit of any other third party. This Agreement is not assignable by Borrower, in whole or in part, directly or indirectly. This Agreement and the documents referred to herein constitute the complete agreement between the parties and incorporates and sets forth all prior discussions and representations of the parties. Borrower hereby irrevocably consents to the exclusive jurisdiction and venue of any Pennsylvania or federal court located in Berks County, Pennsylvania, regarding any action or proceeding arising out of any dispute between Borrower and Sovereign, and Borrower further irrevocably consents to the service of process in any such action or proceeding by any of the methods of notice described in Section 19 to Borrower at the address set forth herein.

BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN THE EVENT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT OR ANY INSTRUMENT OR LEASE OR ANY OTHER DEALINGS BETWEEN BORROWER AND SOVEREIGN RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF, WHETHER WITH RESPECT TO ANY CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE.

Should any provision of this Agreement be determined to be unenforceable, such determination shall be in no way limit or affect the enforceability or effect of any other provision of this Agreement.

Agreed to as of the date set forth below.

COACH INDUSTRIES GROUP, INC.

By:	/s/ FRANCIS O’DONNELL
Francis O’Donnell, President

9600 West Sample Road

Coral Springs, Fl 33065

Accepted on July 12, 2004

Sovereign Bank

By:	/s/ JOHN SULLIVAN, VP
John Sullivan, Vice President